SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

FILED BY THE REGISTRANT  ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT  ☒

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to ss. 240.14a-12

GREAT WOLF RESORTS, INC.
(Name of Registrant as Specified In Its Charter)
__________________________

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE
HOVDE CAPITAL ADVISORS LLC
FINANCIAL INSTITUTION PARTNERS, L.P.
FINANCIAL INSTITUTION PARTNERS, LTD.
FINANCIAL INSTITUTION PARTNERS III, L.P.
FINANCIAL INSTITUTION PARTNERS IV, L.P.
THE HOVDE FINANCIAL, INC. PROFIT SHARING PLAN AND TRUST
THE ERIC D. AND STEVEN D. HOVDE FOUNDATION
THE BRITTA ANN HOVDE TRUST
THE CARLIN CHRISTINE TUCKER TRUST
STEVEN D. HOVDE
RICHARD J. PERRY, JR.
ERIC D. HOVDE
RICHARD T. MURRAY III
ERIC S. LUND
________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Concerned Great Wolf Stockholders' Committee (the "Committee") intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement to solicit stockholders of Great Wolf Resorts, Inc. (the "Company") with respect to the election of its nominees, Eric D. Hovde, Richard T. Murray III, and Eric S. Lund (the "Nominees"), to the board of directors of the Company at the Company's 2008 Annual Stockholders Meeting, which is scheduled to be held at 9:00 a.m. Eastern time on May 28, 2008, at 2941 Fairview Park Drive, Suite 550, Falls Church, VA 22042 (the "Proxy Solicitation"). In connection with the Proxy Solicitation, today, April 3, 2008, the Committee launched its website, http://www.savewolfnow.com, in order to provide the Company's stockholders with additional information concerning the Committee, the Nominees and the Proxy Solicitation. The contents of this website are set forth below and may be updated from time to time.

As permitted under Rule 14a-12 of the Securities Exchange Act of 1934, as amended, on March 17, 2008, the Committee filed with the SEC a solicitation before furnishing a proxy statement (the "14a-12 Filing"). THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE 14a-12 FILING. THE 14a-12 FILING CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE COMMITTEE'S PROXY SOLICITATION. THE 14a-12 FILING, THE PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING HOVDE CAPITAL ADVISORS LLC, 1826 JEFFERSON PLACE, NW, WASHINGTON, DC 20036, OR BY VISITING THE COMMITTEE'S WEBSITE AT HTTP://WWW.SAVEWOLFNOW.COM.

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE

_____________________________________________

Who We Are - Reasons for the Solicitation - Our Nominees - Action Plan
SEC Filings - Contact Information - Additional Information
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Who We Are

The Concerned Great Wolf Stockholders' Committee (the "Committee," "we," or "our") is comprised of the following persons: Hovde Capital Advisors LLC; Financial Institution Partners, L.P.; Financial Institution Partners, Ltd.; Financial Institution Partners III, L.P.; Financial Institution Partners IV, L.P.; The Hovde Financial, Inc. Profit Sharing Plan and Trust; The Eric D. and Steven D. Hovde Foundation; The Britta Ann Hovde Trust; The Carlin Christine Tucker Trust; Steven D. Hovde; Richard J. Perry, Jr.; Eric D. Hovde; Richard T. Murray III; and Eric S. Lund. The Committee beneficially owns, in the aggregate, 1,737,721 shares (or approximately 5.6%) of the common stock of Great Wolf Resorts, Inc. (the "Company"), par value $0.01 per share. Members of the Committee are long-term stockholders of the Company and were investors in the Company before its initial public offering in December 2004.

For more information concerning the Committee and its members, please refer to the information we have filed with the Securities and Exchange Commission ("SEC"), which can be located here: SEC Filings.

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Reasons for the Solicitation

We are soliciting proxies to be used at the 2008 Annual Meeting of Stockholders of the Company, which is scheduled to be held at 9:00 a.m. Eastern time on May 28, 2008, at 2941 Fairview Park Drive, Suite 550, Falls Church, VA 22042, for purposes of electing our nominees, Eric D. Hovde, Richard T. Murray III, and Eric S. Lund (the "Nominees"), to the board of directors of the Company (the "Board").

We are disappointed with the Company's operating and stock performance, and we believe that the Board has not adequately overseen the Company's management team ("Management"). We believe that the Board has not provided Management with proper incentives to maximize stockholder value and, instead, has rewarded Management with lucrative compensation packages despite the Company's poor operating and stock performance.

We believe that it is time for a change in the composition of the Board and that it will be in the best interests of the Company's stockholders if several of the Board's non-employee members have, or are nominees of persons who have, significant equity interests in the Company.

For more information concerning the reasons for our solicitation, please refer to the information we have filed with the SEC, which can be located here: SEC Filings.

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Our Nominees

Biographical information for our Nominees, who are experienced investment and/or real estate development professionals, is provided below.

Name	Age	Present Principal Occupation, Five Year Employment History, Business Address, and Public Company Directorships

Eric D. Hovde	44	Mr. Hovde is Co-Founder, Managing Member, President, Chief Executive Officer and Chief Investment Officer of Hovde Capital Advisors LLC, a registered investment advisor that provides investment management services to the Funds. Additionally, Mr. Hovde is Co-founder and Chairman of Hovde Financial, Inc., an investment banking firm specializing in providing financial advisory services to the bank and thrift industry. Mr. Hovde co-founded Hovde Financial, Inc. in 1987 and the predecessor of Hovde Capital Advisors LLC in 1993. Mr. Hovde also manages certain private equity and merchant banking activities of various affiliated entities. Mr. Hovde serves as the Chairman of Sunwest Bank and a director of ePlus inc. (NASDAQ: PLUS). Mr. Hovde is a licensed principal and registered representative with the Financial Industry Regulatory Authority. Mr. Hovde earned his Bachelors of Science in Economics and International Relations from the University of Wisconsin.

Richard T. Murray III	32	Mr. Murray is a Senior Investment Analyst with Hovde Capital Advisors LLC. As such, Mr. Murray is responsible for evaluating, on behalf of Hovde Capital Advisors LLC and the Funds, investment opportunities within the housing, construction and real estate sectors. Previously, Mr. Murray was an equity research analyst following the housing and real estate sectors for Raymond James & Associates, Inc. Mr. Murray also has previous real estate experience working with Gundaker in St. Louis, Missouri. Mr. Murray earned his Bachelors of Science in Finance, magna cum laude, from Saint Louis University.

Eric S. Lund	41	Mr. Lund is the Co-founder and Chief Operating Officer of S&L Hospitality, a world-class real estate development, management and investment company. Prior to co-founding S&L Hospitality, Mr. Lund was the Co-Founder and Executive Vice President of Sales and Marketing for Great Wolf Resorts, Inc. and the Great Lakes Companies. Mr. Lund serves on the Board of Directors of the Waisman Center in Madison, Wisconsin, and the Deans Advisory Board of the University of Wisconsin Whitewater. Mr. Lund holds a Bachelors of Arts degree from, and is the Co-chairman of Alumni Relations for, the University of Wisconsin Whitewater.

For more information concerning our Nominees, please refer to the information we have filed with the SEC, which can be located here: SEC Filings.

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Action Plan

Our Nominees, if elected, will not constitute a majority of the members of the Board. Accordingly, we cannot guarantee that our Nominees, if elected, will be able to implement the changes we are proposing; however, if our Nominees are elected, they will seek to work cooperatively with the other members of the Board to take, among others, the following actions:

  Ensure that the Board meets at least eight times annually;

  Engage a financial advisor to conduct a thorough review of the Company's strategic options;

  Complete a thorough review of all of the Company's operating and construction expenses to improve operating margins;

  Restructure the Company's compensation expenses to ensure that compensation properly motivates employees by linking compensation to the Company's core operating performance;

  Evaluate the Company's current and future capital and debt needs; and

  Evaluate each one of the Company's existing and proposed development projects to ensure that the Company is pursuing an intelligent growth strategy.

For more information concerning the actions our Nominees intend to take if elected to the Board, please refer to the information we have filed with the SEC, which can be located here: SEC Filings.

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SEC Filings1

To see all filings with the SEC with respect to the Company, please click this link:

http://sec.gov/cgi-bin/browse-edgar?company=&CIK=wolf&filenum=&State=&SIC=&owner=include&action=getcompany

To see the Committee's or certain of its members' recent filings with the SEC with respect to the Company, please click the applicable links below:

Schedule 13D/A filed March 13, 2008:

http://sec.gov/Archives/edgar/data/1214916/000101054908000181/hovde13d.htm

14a-12 Filing (initial filing) filed March 17, 2008:

http://sec.gov/Archives/edgar/data/1214916/000101054908000198/hovde14a.htm

14a-12 Filing (stockholder letter) filed April 2, 2008:

http://sec.gov/Archives/edgar/data/1214916/000101054908000256/hovde14a.htm

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Contact Information

For more information regarding our proxy solicitation and the Nominees, please contact:

Hovde Capital Advisors LLC
1826 Jefferson Place, N.W.
Washington, D.C. 20036
Attn: Richard J. Perry, Jr.
          Managing Member
Phone:  (202) 822-8117
Fax:       (202) 775-8365
Email: Info@GreatWolfShareholders.com

1 This site may provide links to web sites and access to content of third parties, including without limitation, the Securities and Exchange Commission (Other Sites). You should refer to the separate terms of use, privacy policies, and other rules posted on Other Sites before you use them. The Committee is not responsible for (a) the availability of, and content provided on, Other Sites, nor does inclusion of any link imply endorsement of the Other Site by the Committee, or vice versa; and (b) third party content accessible through this site, including opinions, advice, or statements (and you understand that you bear all risks associated with the use of such content).

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Additional Information

As permitted under Rule 14a-12 of the Securities Exchange Act of 1934, as amended, on March 17, 2008, the Committee filed with the SEC a solicitation before furnishing a proxy statement (the "14a-12 Filing"). THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE 14a-12 FILING. THE 14a-12 FILING CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE COMMITTEE'S PROXY SOLICITATION. THE 14a-12 FILING, THE PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING HOVDE CAPITAL ADVISORS LLC, 1826 JEFFERSON PLACE, NW, WASHINGTON, DC 20036, OR BY VISITING THIS WEBSITE, HTTP://WWW.SAVEWOLFNOW.COM.